Exhibit 10.8

EXECUTION COPY

AMENDMENT NO. 1 TO

RECEIVABLES LOAN AGREEMENT

This AMENDMENT NO. 1 TO RECEIVABLES LOAN AGREEMENT, effective as of July 25, 2013 (this “Amendment”), is executed by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Paying Agent and Securities Intermediary, DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as a Committed Lender and as a Managing Agent (in such capacity, the “DB Managing Agent”), MONTAGE FUNDING, LLC (“Montage”), as a Conduit Lender, DEUTSCHE BANK SECURITIES, INC., as Administrative Agent, and BANK OF AMERICA, N.A. (“BANA”), as assignee (the “Assignee”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Receivables Loan Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the DB Managing Agent, the Administrative Agent, the Securities Intermediary, the Paying Agent, the Conduit Lenders party thereto, and the Committed Lenders party thereto are parties to that certain Receivables Loan Agreement dated as of May 9, 2013 (the “Receivables Loan Agreement”);

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Receivables Loan Agreement as described below in order to, among other things, add the Assignees as Committed Lenders and Managing Agents;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to the Receivables Loan Agreement. Effective as of the date hereof (the “Effective Date”), and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Loan Agreement is hereby amended as follow:

1.1 The definitions of “Adjusted LIBO Rate”, “Alternative Rate” and “LIBO Rate” set forth in Section 1.01 are each amended and restated in their entirety as follows:

“ “Adjusted LIBO Rate” means, on any day, (a) for any Lender in the Lender Group for which BANA is the Managing Agent, the applicable LIBO Rate in effect on such day for such Lender or (b) for any other Lender, an interest rate per annum obtained by dividing (i) the applicable LIBO Rate in effect on such day for such Lender by (ii) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such day.”

“ “Alternative Rate” means, with respect to a Loan on any day, an interest rate per annum equal to the sum of (a) the Used Fee Rate, plus (b) the Adjusted LIBO Rate for such day; provided, however, that if a LIBOR Disruption Event is continuing on such day, the Alternative Rate shall be an interest rate per annum equal to the Prime Rate in effect on such day.”

“ “LIBO Rate” means (a) with respect to any Loan funded or maintained by a Lender in the Lender Group for which BANA is the Managing Agent, for any day, the one-month “Eurodollar Rate” for deposits in Dollars as reported on Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by BANA from another recognized source for interbank quotation), in each case, changing when and as such rate changes or (b) with respect to any Loan funded or maintained by a Lender in any other Lender Group for any Interest Period, the rate per annum shown on Reuters Screen LIBOR01 (or any successor page as the composite offered rate for London interbank deposits for a one-month period), as shown under the heading “USD” at approximately 11:00 a.m., London time, on the second Business Day before the first day of such Interest Period; provided, that (x) if the rate referred to in this clause (b) is not available at such time for any reason, then the “LIBO Rate” shall be determined by reference to such other comparable available service for displaying Eurodollar rates as may be reasonably selected by the Administrative Agent or (y) if no such service is available, the LIBO Rate shall be the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by Deutsche Bank AG as the rate at which Deutsche Bank AG offers deposits in Dollars at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of the related Interest Period, in the interbank eurocurrency market where the eurocurrency and foreign currency and exchange operations in respect of its Eurodollar loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the applicable amount of Aggregate Loan Principal Balance to be accruing interest at the LIBO Rate during such Interest Period.”

“ “LIBO Rate Reserve Percentage” means, for any day on which Interest is computed by reference to the LIBO Rate, the reserve percentage applicable on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the average of such percentages) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined). The LIBO Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.”

1.2 Clause (iii) of Section 10.12(b) of the Receivables Loan Agreement is amended and restated in its entirety as follows:

“(iii) to the extent requested by any governmental or regulatory authority having, or claiming to have, jurisdiction over the Administrative Agent, the Managing Agents, the Lenders or any Lender Representative,”.

1.3 Clause (gg) of Schedule I to the Receivables Loan Agreement is amended and restated in its entirety as follows:

“(gg) The related Obligor has equity in the related Timeshare Property of at least 10% of the purchase price for the related Timeshare Property.”

1.4 Schedule II to the Receivables Loan Agreement is deleted in its entirety and replaced with Schedule II attached hereto.

SECTION 2. Assignment.

2.1 Each of DBNY and Montage (each an “Assignor” and collectively, the “Assignors”) hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from each Assignor, a 50.000% interest in and to all of its rights, title, interest and obligations under the Agreement as of the date hereof (including its Commitment and all Loans, if any, or interests therein held by it). By execution and delivery of this Amendment, BANA elects to form a new “Lender Group” under the Receivables Loan Agreement consisting of BANA, as Committed Lender and Managing Agent. After giving effect to the sale and assignment described in this Section 2.1, the Assignee will be a Committed Lender having the Commitment set forth on Schedule II to this Amendment. As consideration for the sale and assignment contemplated in this Section 1, on the Effective Date the Assignee shall pay to Montage in immediately available funds a purchase price equal to $199,000,000.00 for the interests in the transferred interest sold and assigned to the Assignee under this Section 2.1. On the Effective Date, DBNY shall pay to the Assignee, in immediately available funds a one-time, non-refundable upfront fee equal to $447,222.22.

2.2 Each Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it pursuant to this Section 2 and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Facility Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Facility Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Borrower or the Servicer, or the performance or observance by any such party of any of its respective obligations under the Facility Documents or any other instrument or document furnished pursuant thereto.

2.3 The Assignee:

(i) confirms that it has received a copy of the Receivables Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02(b) of the Receivables Loan Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment;

(ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Managing Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Loan Agreement;

(iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Receivables Loan Agreement and the other Facility Documents as are delegated to the Administrative Agent respectively, by the terms thereof, together with such powers as are reasonably incidental thereto;

(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Receivables Loan Agreement and Amendment are required to be performed by it as a Committed Lender or a Managing Agent, as applicable;

(v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; and

(vi) represents that this Amendment has been duly authorized, executed and delivered by such Assignee or New Managing Agent pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such Assignee or New Managing Agent.

2.4 As of the Effective Date, the Assignee shall be a party to the Receivables Loan Agreement and, to the extent provided in this Section 2, have the rights and obligations of a Committed Lender or a Managing Agent, as applicable, thereunder and hereunder. This Agreement serves as an Assignment and Acceptance and is being executed and delivered in accordance with Section 10.03 of the Receivables Loan Agreement.

2.5 From and after the Effective Date, all payments under the Receivables Loan Agreement in respect of the interests assigned hereby (including all payments of fees with respect thereto) shall be made to the Assignee, for its own account, in accordance with the Receivables Loan Agreement. The Assignors and the Assignee shall make all appropriate adjustments in payments under the Receivables Loan Agreement for periods prior to the Effective Date directly between themselves.

SECTION 3. Conditions Precedent. This Amendment shall become effective on the Effective Date upon the satisfaction of each of the following conditions precedent:

3.1 The Administrative Agent shall have received counterparts of this Amendment executed by each of the parties hereto.

3.2 The Assignors shall have received by wire transfer of immediately available funds from each Assignee the purchase price referred to in Section 2.1.

SECTION 4. Representations, Warranties and Confirmations. The Borrower hereby represents and warrants that:

4.1 It has the power and is duly authorized, including by all corporate or limited liability company action on its part, to execute and deliver this Amendment.

4.2 This Amendment has been duly and validly executed and delivered by it.

4.3 This Amendment and the Receivables Loan Agreement as amended hereby, constitute legal, valid and binding obligations of such parties and are enforceable against the Borrower in accordance with their terms.

4.4 Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower set forth in the Receivables Loan Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

4.5 Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes an Servicer Termination Event, Unmatured Servicer Termination Event, Default or Event of Default.

SECTION 5. Delivery of Executed Amendment. The Borrower covenants and agrees that it will deliver an executed copy of this Amendment to the Servicer, the Paying Agent, the Backup Servicer and the Custodian promptly following the effectiveness hereof.

SECTION 6. Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 7. Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Receivables Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Receivables Loan Agreement or any right, power or remedy of the Administrative Agent or any Managing Agent or Lender under the Receivables Loan Agreement, except as expressly modified hereby. Upon the effectiveness of this Amendment, each reference in the Receivables Loan Agreement to “this Agreement” or “this Receivables Loan Agreement” or words of like import shall mean and be references to the Receivables Loan Agreement as amended hereby, and each reference in any other Facility Document to the Receivables Loan Agreement or to any terms defined in the Receivables Loan Agreement which are modified hereby shall mean and be references to the Receivables Loan Agreement or to such terms as modified hereby.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 10. Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 11. Novation. This Amendment does not constitute a novation or termination of the Receivables Loan Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 13. Fees, Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

HILTON GRAND VACATIONS TRUST I LLC, as Borrower

By:	/s/ Sean M. Dell’Orto
Name:	Sean M. Dell’Orto
Title:	Senior Vice President and Treasurer

Signature Page to Amendment No. 1 to Receivables Loan Agreement

DEUTSCHE BANK SECURITIES, INC. as Administrative Agent

By:	/s/ Colin Bennett
Name:	Colin Bennett
Title:	Director

By:	/s/ Billy Strobel
Name:	Billy Strobel
Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH as Assignor and Managing Agent

By:	/s/ Colin Bennett
Name:	Colin Bennett
Title:	Director

By:	/s/ Billy Strobel
Name:	Billy Strobel
Title:	Vice President

MONTAGE FUNDING LLC as Assignor

By:	/s/ Michael R. Newell
Name:	Michael R. Newell
Title:	Vice President

Signature Page to Amendment No. 1 to Receivables Loan Agreement

BANK OF AMERICA, N.A.,
as Assignee

By:	/s/ Brendan Feeney
Name:	Brendan Feeney
Title:	Vice President

Signature Page to Amendment No. 1 to Receivables Loan Agreement